SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2018

VIKING ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway Suite 450	77094
(Address of principal executive offices)	(Zip Code)

(281) 404 4387

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2018, Viking Energy Group, Inc., a Nevada corporation (the “Corporation”), entered into a Purchase and Sale Agreement (the “Acquisition Agreement”) with Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C., all Texas limited liability companies (collectively the “Seller”), pursuant to which the Corporation agreed to purchase from the Seller (the “Acquisition”) all of the Seller's right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to certain oil and gas leases in Texas and Louisiana (collectively the “Purchased Assets”).

The description of the Acquisition Agreement in this item is qualified by reference to the full text of the Acquisition Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference into this Item 1.01.

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Purchased Assets

The Purchased Assets include all of the Seller's right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following:

a.

All of the oil and gas; oil, gas and mineral leases; subleases and other leaseholds; overriding royalty interests; net profits interests; carried interests; farmout rights; options; and other properties and interests in the oil, gas and mineral leases, oil and gas leases, subleases and other leaseholds described on Exhibit “A” to the Acquisition Agreement (the “Leases”), together with each and every kind and character of right, title, claim, and interest that Seller has in and to the Leases or the lands covered thereby or currently pooled, or unitized therewith (the “Lands”);

b.

All oil, gas, water, disposal, or injection wells located on or used in connection with the Leases and/or the Lands whether producing, shut in, or temporarily or permanently abandoned, including but not limited to the wells shown on Exhibit “B” to the Acquisition Agreement (the “Wells”);

c.	All interest derived from the Leases, Lands and Wells in or to any currently existing pools or units which include any Lands or all or a part of any Leases or Wells (the “Units”); and including all interest of Seller derived from the Leases in production from any such Unit, whether such Unit production comes from Wells located on or off of a Lease, and all tenements, hereditaments and appurtenances belonging to the Leases and Units;

d.

All contracts, agreements and instruments by which the Purchased Assets are bound, or that relate to or are otherwise applicable to the Purchased Assets including but not limited to, operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, water rights agreements, exploration agreements, participation agreements, exchange agreements, transportation or gathering agreements, saltwater disposal or injection agreements, balancing agreements, agreements for the sale and purchase of oil, gas or casinghead gas or processing agreements to the extent applicable to the Purchased Assets or the production of oil or gas and other minerals and products produced in association therewith from the Purchased Assets, including, without limitation, those identified on Exhibit “C” to the Acquisition Agreement;

e.

All easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights (“Easements”) appurtenant to, and used or held for use in connection with the Purchased Assets including, but not limited to, those identified on Exhibit “D” to the Acquisition Agreement.

f.	All equipment, machinery, fixtures and other tangible personal property and improvements located on the Purchased Assets or used or held for use in connection with the operation of the Purchased Assets including without limitation any wells, tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, platforms, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines, roads, and other appurtenances, improvements and facilities, but excluding (1) vehicles, (2) equipment, machinery, fixtures and other tangible personal property and improvements located at or used in connection with any field office of Seller, (3) any computers and related peripheral equipment, (4) communications equipment, and (5) communications licenses granted by the Federal Communications Commission or other Governmental Authority (subject to such exclusions, the “Equipment”);

g.

All of the oil, gas and other liquid or gaseous substances produced from or attributable to the Purchased Assets from and after the Effective Time (as defined in the Acquisition Agreement and as defined below);

h.

Copies of all lease files; land files; well files; gas and oil sales contract files; accounting files; gas processing files; title files; division order files; abstracts; title opinions and memoranda (including title curative); land surveys; non-confidential logs; maps; engineering, geological and geophysical files, data and reports, accounting files; reserve studies and evaluations (insofar as they cover and exist within the boundaries of the Leases and Lands); and all other books, records, data, files, maps and accounting records, in each case to the extent related to the Purchased Assets, or used or held for use in connection with the maintenance or operation thereof, but excluding (1) any files, books, records, data, logs, reports, studies, evaluations, maps and accounting records to the extent disclosure or transfer is restricted by any third party agreement or Law and the necessary consents to transfer are not obtained, and (2) any files, records, contracts or documents relating to this transaction (or any other discussions or negotiations regarding the sale or other disposition of any of the Purchased Assets), including any bids or offers received by Seller or any Affiliate of Seller for the sale of the Purchased Assets in competition with the Corporation’s bid or offer and any files, records, contracts or documents relating to any negotiations and/or consummation of the sale of the Purchased Assets, and (3) any records of Seller related to the Purchased Assets that are subject to legal privilege, including the attorney-client privilege and the work product doctrine (except with respect to title opinions, environmental assessment or environmental audit records);

i.

Amounts payable to owners of working interests, royalties and overriding royalties and other interests in the Purchased Assets held in suspense by Seller as of the actual date of closing as set forth in Exhibit “E” to the Acquisition Agreement;

j.

All rights of Seller to audit the records of any person and to receive refunds or payments of any nature, and all amounts of money relating thereto, after August 31, 2018, to the extent relating to obligations assumed by the Corporation pursuant to the Acquisition Agreement; and

k.

To the extent transferrable without payment of any fee by Seller (unless the Corporation has agreed in writing to pay such fee) or the assumption of any obligation by Seller, all franchises, licenses (but excluding any licensed data, including, without limitation, licensed seismic data), permits, approvals, consents, certificates and other authorizations, and other rights granted by third persons, and all certificates of convenience or necessity, immunities, privileges, grants, and other such rights that relate to, or arise from, the Purchased Assets or the ownership or operation thereof.

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Purchase Price

The purchase price payable by the Corporation for the Purchased Assets will be equal to the present value, using a discount rate of 18% (i.e. PV18), of the Proved Developed Producing (“PDP”) reserves with respect to the Purchased Assets as determined by Netherland, Sewell & Associates, Inc. (“NSAI”) in its final reserve report (the “Final NSAI Reserve Report”) issued jointly to the Corporation and the Seller, in cash in immediately available funds (the “Purchase Price”). The Final NSAI Reserve Report is to be prepared using the same procedures, protocols, guidelines and standards as NSAI would follow or apply, as applicable, when providing a similar valuation for a company listed on a national stock exchange in the United States of America.

The Final NSAI Reserve Report is expected to be received on or before September 15, 2018.

Although not set out in the Acquisition Agreement, the Purchase Price is estimated by the Corporation to be approximately $100,000,000.

Closing Date

The Acquisition Agreement contemplates a closing date of October 31, 2018, with an effective time of 7:00 a.m. on November 1, 2018 (the “Effective Time”); provided, however the Parties agreed to use reasonable efforts to close the transactions contemplated by this Agreement on or before October 1, 2018. If the parties do in fact close the transaction on or before October 1, 2018 (and the Seller shall be obligated to do so if in fact the Corporation is ready, willing and able to do so), the Effective Time shall be deemed to be 7:00 a.m., Central Time, on September 1, 2018, and as a bonus for closing on such date the Corporation shall be entitled to the proceeds, less ordinary lease operating expenses, from the sale of all oil and gas and other liquids or hydrocarbons from the Purchased Assets for the period between September 1, 2018, up to and including September 30, 2018.

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Escrow Deposit

Pursuant to the Acquisition Agreement, on September 4, 2018, the Corporation is to deposit into escrow with UMB Bank, N.A. $3,500,000.00 as a deposit (the “Deposit”). At closing, the Deposit plus any interest earned thereon shall be applied against the Purchase Price. If this Acquisition fails to close because of Seller’s breach of any covenant, representation, warranty, or other term or provision of the Acquisition Agreement, or if any condition to closing in favor of the Corporation contained in the agreement is not satisfied by before closing, or if the agreement is terminated by mutual agreement of the parties, then the Deposit plus any interest earned thereon is to be returned to the Corporation. If the Acquisition fails to close because of the Corporation’s breach of a covenant or term of the Acquisition Agreement, then the Deposit and all interest earned thereon shall be delivered to Seller, and notwithstanding any other provision in the Acquisition Agreement, this shall be Seller’s only remedy with respect to any claims by Seller with respect to and in any way related to the Corporation’s failure to close the Acquisition.

Closing Conditions

The obligations of the Corporation to proceed with the Acquisition are subject to the satisfaction on or prior to the closing of certain conditions, including the following:

a.

The representations and warranties made in the Acquisition Agreement by Seller shall be correct at and as of the closing, and Seller shall have complied with all the covenants required by the agreement to be performed by them at or prior to the closing.

b.

All necessary consents, permissions, novations and approvals by third parties (including that of Seller’s lending institutions) in connection with the sale and transfer of the Purchased Assets shall have been received prior to closing.

c.	NSAI shall have issued the Final NSAI Reserve Report in form and substance as required by the Acquisition Agreement.

d.

All of the production, revenue, and expense numbers stated on the Seller’s Lease Operating Statement summary, summarizing production, revenues and expenses associated with the Purchased Assets for the previous 12 months, must be true and correct in all material respects and supported by appropriate records contained in Seller’s files.

The Corporation’s obligation to complete the Acquisition is not conditional upon the Corporation securing financing to enable the Corporation to complete the transaction. The Corporation does not at present have sufficient funds to complete the Acquisition, and needs to raise debt and/or equity capital from one or more third parties for the Corporation to close the subject transaction. There is no guaranty the Corporation will raise the required capital, and if the Corporation does not do so before the closing date, the Corporation will, assuming all other conditions above in favor of the Corporation are satisfied, forfeit the $3,500,000 Deposit mentioned above.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description

2.1#

Purchase and Sale Agreement, executed on September 2, 2018 and dated effective September 1, 2018, by and among Viking Energy Group, Inc. and Bodel Holdings, L.L.C., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C.

# The Corporation agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

(Registrant)

Date: September 4, 2018	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	President and Chief Executive Officer

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